Exhibit 99.1

APi Group Provides Update on Chubb Value Capture Progress
-Run-rate Value Capture Target Increased 25% from $100 million to $125 million-

New Brighton, Minnesota – November 27, 2023 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”), a global, market-leading business services provider of life safety, security and specialty services, today provided an update on the strategic initiatives relating to the Chubb business announced one year ago at the Company’s Investor Day meeting in New York City.

Russ Becker, APi’s President and Chief Executive Officer, stated, “The leaders in our international business continue to deliver organic growth and margin expansion while executing on our Chubb value capture plan. I’m pleased that we are now in a position to increase the Chubb value capture target by 25% to $125 million. We expect that we will continue our 1:1, or better, cost-benefit ratio and spend up to $125 million in total to capture these savings. We expect to conclude these value capture efforts by year-end 2025. The team has also driven a substantial reduction in our loss-making branches in the international business through operational improvements—supported by footprint optimization—and a continued focus on addressing low-value contracts through increased pricing and pruning. It is gratifying to know that the evolution in our international business is inclusive of our culture as well, with over 7,500 leaders participating in our online introductory “I am a Leader” development program.

As I look across our global operation, I am confident in our leaders’ ability to continue to deliver double-digit core inspection organic growth and continued margin expansion across the business as we drive towards our 2025 target of 13% (or more) Adjusted EBITDA margin. As we look to 2024 and beyond, we have great confidence in the business, our ability to deliver consistent organic growth globally, while simultaneously increasing our discipline on project selection and pruning low margin revenue opportunities.

Our backlog is strong and our balance sheet is in an advantageous position. We expect to end 2023 below our targeted 2.5x debt to Adjusted EBITDA ratio, which gives us many strategic options for capital deployment in the coming years. We expect to continue to evolve APi into an even lower capex, asset light business focused on high-margin, statutorily mandated services. I look forward to updating you early in the new year on our continued progress, our year end 2023 results, and our 2024 guidance.”

About APi:
APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations & Media Inquiries:
Adam Fee
Vice President of Investor Relations
Tel:+1 651-240-7252
Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers
Certain statements in this press release and related comments made by management may be considered forward-looking statements within the meaning of the U.S federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In some cases, you can identify forward-looking statements by terms including “expect”, “anticipate”, “project”, “will”, “should”, “believe”, “intend”, “plan”, “estimate”, “potential”, “target”, “would”, and similar expressions, although not all forward-looking statements contain these identifying terms, including expectations regarding: (i) the Company’s outlook and ability to execute on long-term goals, and (ii) the timing and expected benefits of the acquisition of the Chubb fire and security business.. While we believe these statements are reasonable, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including (i) economic conditions, competition, inflation, or currency impacts, (ii) the Company’s financial targets, including leverage ratio and the impact on the Company’s capital allocation, (iii) the ability to recognize the anticipated benefits of the Company’s acquisitions, (iv) failure to fully execute the Company’s inspection first strategy or to realize the expected service revenue from such inspections, (v) risks associated with the Company’s contract portfolio; and (vi) those risks and uncertainties discussed in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.